Nasdaq

*Sent via Electronic Delivery to: david@marathonpg.com*

November 13, 2019

Mr. David Lieberman
Chief Financial Officer
Marathon Patent Group, Inc.
1180 North Town Center Drive
Suite 100
Las Vegas, NV 89144

Re: Marathon Patent Group, Inc. (the "Company")

Dear Mr. Lieberman:

On May 17, 2019, Staff notified the Company that it did not comply with the minimum \$2.5 million stockholders' equity, or \$35 million market value of listed securities, or \$500,000 of net income from continuing operations requirements for The Nasdaq Capital Market set forth in Listing Rules 5550(b)(1), or 5550(b)(2), or 5550(b)(3) (the "Rules"), respectively. Based on the November 8th filing of the Company's Form 10-Q for the period ended September 30, 2019, evidencing stockholders' equity of \$3,489,345, Staff has determined that the Company complies with the Rules and this matter is now closed.

If you have any questions, please contact me at +1 301 978 8368.

Sincerely,

Kathryn Warcholak
Listing Analyst
Nasdaq Listing Qualifications